UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2026 (the “Closing Date”), Prolific Supply LLC, a Delaware limited liability company (“Prolific Supply”) and an indirect subsidiary of Vireo Growth Inc., a British Columbia corporation (the “Company” or “Vireo”), together with certain of its domestic subsidiaries and BWAB Canada ULC, a British Columbia unlimited liability company (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the financial institutions party thereto from time to time as lenders (the “Lenders”), and Bank of Montreal, as Administrative Agent, Letter of Credit Issuer and Swing Line Lender (the “Administrative Agent”), with BMO Capital Markets as arranger and bookrunner.

The Credit Agreement provides for a senior secured asset-based revolving credit facility (the “Facility”) with aggregate commitments of up to $85 million, with the ability to increase commitments by up to an additional $20 million, for a potential total of up to $105 million, subject to the terms and conditions set forth in the Credit Agreement, including the receipt of additional commitments from new or existing Lenders and satisfaction of other customary conditions. The Facility matures on August 7, 2031, which is the fifth anniversary of the Closing Date.

Interest and Fees

Borrowings under the Facility bear interest, at the Borrowers' election, at either Term Secured Overnight Financing Rate (SOFR) plus an applicable margin of 1.75% to 2.00%, or the base rate plus an applicable margin of 0.75% to 1.00%, with the applicable margin determined by average availability under the Facility. The Facility also carries a 0.25% annual unused fee on the Unused Facility Amount (as defined in the Credit Agreement).

Use of Proceeds

Proceeds of borrowings under the Facility may be used to (a) refinance certain existing indebtedness of the Borrowers under a prior loan agreement with Chicago Atlantic Financial Services, LLC and certain existing shareholder notes, (b) pay fees and expenses in connection with the Facility, (c) fund working capital, capital expenditures and other general corporate purposes of the Borrowers, and (d) finance acquisitions permitted under the Facility, including fees and expenses relating thereto. John Mazarakis, the Company's Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Financial Services, LLC.

Security and Guarantees

The obligations of the Borrowers under the Credit Agreement are secured by a perfected first-priority security interest (subject to permitted liens) in substantially all assets of the Borrowers and other loan parties. In addition, Prolific Supply Holdco LLC, a direct subsidiary of the Company, provides a limited guaranty and pledge of its equity interests in Prolific Supply pursuant to a Parent Pledge Agreement. Each subsidiary guarantor provides a continuing guaranty of the obligations under the Credit Agreement, subject to customary fraudulent-transfer savings provisions.

Covenants and Events of Default

The Credit Agreement contains customary affirmative covenants, including without limitation, requirements relating to financial reporting, delivery of borrowing base certificates, maintenance of properties and insurance, compliance with laws, and preservation of existence and also includes a springing fixed charge coverage ratio covenant. The Credit Agreement also contains customary negative covenants that, subject to specified exceptions, limit the ability of the Loan Parties (as defined in the Credit Agreement) and their restricted subsidiaries to, among other things, incur additional indebtedness, grant liens, make certain investments, undergo fundamental changes, dispose of assets, make certain restricted payments, enter into transactions with affiliates, enter into burdensome agreements, make prepayments of certain indebtedness, create new subsidiaries, and enter into sale-leaseback transactions.

The Credit Agreement contains customary events of default, including nonpayment of principal or interest, breach of covenants, material inaccuracy of representations and warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, material judgments, change of control, ERISA events, and invalidity of security interests or guarantees. Upon the occurrence and during the continuance of an event of default, the Administrative Agent may, among other remedies, terminate or condition the commitments, declare all outstanding loans immediately due and payable, require cash collateralization of outstanding letter of credit obligations, and exercise remedies under the security documents and applicable law.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 7, 2026, the Company completed the previously announced acquisition (the “PharmaCann Transaction”) of certain Colorado retail cannabis assets (the “Acquired Assets”) from PharmaCann Inc. (“PharmaCann”) and certain of its subsidiaries pursuant to that certain Asset Purchase Agreement, dated as of December 16, 2025 (as amended by that certain First Amendment to Asset Purchase Agreement, dated as of February 27, 2026, and Second Amendment to Asset Purchase Agreement, dated as of May 8, 2026, the “Asset Purchase Agreement”), by and among the Company and certain of its subsidiaries, PharmaCann and certain of its subsidiaries and Argent Institutional Trust Company, as collateral agent under the Indenture (as defined in the Asset Purchase Agreement) (the “Agent”).

The PharmaCann Transaction was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2025, and the Company’s subsequent Current Report on Form 8-K filed with the SEC on March 30, 2026 (which disclosed the effectiveness of the MSA (as defined below) and the delivery into escrow of subordinate voting shares of the Company to be delivered as Consideration Shares (as defined below).

Total consideration for the Acquired Assets was approximately $48.7 million, consisting of the issuance of 3,004,751 subordinate voting shares of the Company, no par value (the “Consideration Shares”), and the assumption of certain liabilities of PharmaCann related to the Acquired Assets and the business. 2,943,023 Consideration Shares were released from escrow and distributed to the Agent at the closing and 61,728 Consideration Shares were held back in connection with the Share Holdback (as defined in the Asset Purchase Agreement) (the “Holdback Shares”). Subject to the terms of the Asset Purchase Agreement, the Holdback Shares are credited to the seller parties and will be automatically released on the date that is nine months from the closing. The Consideration Shares reflect customary closing adjustments, including adjustments for inventory levels, trade payables and other items as provided for in the Asset Purchase Agreement. The Acquired Assets include 17 retail dispensary locations in Colorado. Upon completion of the PharmaCann Transaction, Vireo’s Colorado retail footprint expanded to 56 operational dispensary locations.

Since March 2026, Vireo had managed the Acquired Assets pursuant to a Management Services Agreement (the “MSA”) entered into in connection with the Asset Purchase Agreement. The MSA permitted the Company to integrate operations and implement its operating platform prior to closing of the PharmaCann Transaction. Completion of the PharmaCann Transaction marks the conclusion of the MSA, and the acquired operations are now fully integrated into Vireo’s existing Colorado platform.

The foregoing description of the PharmaCann Transaction and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is included as Exhibits 10.2, 10.3 and 10.4 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

As described in Item 1.01, on August 7, 2026, the Borrowers entered into the Credit Agreement, which creates direct financial obligations of the Borrowers consisting of (a) revolving loan borrowings of up to $85 million in aggregate principal amount (subject to borrowing base limitations and potential increase to $105 million), (b) letter of credit obligations and related reimbursement obligations, and (c) swing line loan obligations. The obligations are guaranteed by the subsidiary guarantors and by Prolific Supply Holdco LLC under the limited guaranty and pledge described in Item 1.01. The Borrowers’ and guarantors’ obligations are secured by a first-priority security interest (subject to permitted liens) in substantially all personal property of the loan parties.

Proceeds of the Facility are expected to be used to refinance certain existing indebtedness under a prior loan agreement with Chicago Atlantic Financial Services, LLC and certain existing shareholder notes, to pay fees and expenses in connection with the Facility, and for working capital, capital expenditures, general corporate purposes and permitted acquisitions. John Mazarakis, the Company's Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Financial Services, LLC.

Upon the occurrence and during the continuance of an event of default, the Lenders may terminate or condition the commitments under the Credit Agreement, accelerate all outstanding indebtedness thereunder, require cash collateralization of outstanding letter of credit obligations, and exercise remedies against the collateral, as more fully described in Item 1.01 above and in the Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of the Consideration Shares in connection with the PharmaCann Transaction is incorporated by reference into this Item 3.02.

The Consideration Shares were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 7.01	Regulation FD Disclosure

On August 7, 2026, the Company issued two press releases announcing the matters disclosed in this Current Report on Form 8-K, which are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+*	Credit Agreement, dated as of August 7, 2026, among Prolific Supply LLC, the other borrowers party thereto, the lenders party thereto from time to time, and Bank of Montreal, as Administrative Agent, Letter of Credit Issuer and Swing Line Lender
10.2+*	Asset Purchase Agreement, dated December 16, 2025, by and among, Vireo Health, Inc., Vireo Growth Inc., the entities set forth on the “Company” signature page attached thereto, PharmaCann Inc., and Argent Institutional Trust Company, as collateral agent under the Indenture (incorporated by reference to Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025)
10.3+*	First Amendment to Asset Purchase Agreement dated February 27, 2026, by and among Vireo Health, Inc., Vireo Growth Inc., the entities set forth on the “Company” signature page attached thereto, PharmaCann Inc. and Argent Institutional Trust Company, as collateral agent (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026)
10.4+	Second Amendment to Asset Purchase Agreement dated May 8, 2026 by and among Vireo Health, Inc., Vireo Growth Inc., the entities set forth on the “Company” signature page attached thereto, PharmaCann Inc., and Argent Institutional Trust Company, as collateral agent under the Indenture
99.1**	Press Release, dated as of August 7, 2026 regarding the Credit Agreement
99.2**	Press Release, dated as of August 7, 2026 regarding the PharmaCann Transaction
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

* Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: August 13, 2026